Exhibit 15.7

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated April 29, 2010 with respect to the consolidated financial statements of Formula Systems (1985) Ltd. included in this annual report on Form 20-F for the year ended December 31, 2011.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

May 14, 2012